UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2002 (May 14, 2002)

COLLINS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Missouri	0-12619	43-0985160
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

15 Compound Drive, Hutchinson, Kansas		67502
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (620) 663-5551

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 14, 2002, the Board of Directors of Collins Industries, Inc. (the "Company"), upon the recommendation of its Audit Committee, approved dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors to serve as the Company's independent auditors for the year ending October 31, 2002. The change is effective May 15, 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended October 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended October 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 16, 2002, stating its agreement with such statements.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 16 Letter from Arthur Andersen to the Securities and Exchange Commission dated May 16, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collins Industries, Inc.

Date: May 16, 2002	BY:	/s/ Larry W. Sayre
Name: Larry W. Sayre
Title: Vice President of Finance & CFO